                                                                 EXHIBIT (c)(13)

                            STOCK OPTION AGREEMENT

          STOCK OPTION AGREEMENT, dated January 11, 1999 (this "Agreement"), by
                                                                ---------
and among Compaq Computer Corporation, a Delaware corporation ("Parent"), and
                                                                ------
Shopping.com, a California corporation (the "Company").
                                             -------

                             W I T N E S S E T H:

          WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and the Company are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"; capitalized terms used but not defined in this Agreement
-----------------
shall have the meanings ascribed to them in the Merger Agreement), which provides, upon the terms and subject to the conditions thereof, for (i) the commencement by the Purchaser (as defined in the Merger Agreement) of a tender offer (the "Offer") to purchase all of the issued and outstanding shares of the
            -----
common stock, no par value, of the Company ("Common Stock") at the applicable
                                             ------------
Offer Price, and (ii) the subsequent merger of the Purchaser with and into the Company (the "Merger"), whereby each share of Common Stock, other than shares
              ------
owned directly or indirectly by Parent, the Purchaser or the Company and other than dissenting shares, will be converted into the right to receive in cash the Offer Price applicable thereto; and

          WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Company agree, and in order to induce Parent to enter into the Merger Agreement, the Company has agreed, to grant the Purchaser certain options to purchase shares of Common Stock of the Company, upon the terms and subject to the conditions of this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, the parties hereto agree as follows:


                                   ARTICLE I

                                  THE OPTIONS

          SECTION 1.1.   Grant of Top-Up Stock Option.  Subject to the terms and
                         ----------------------------
conditions set forth herein, the Company hereby grants to the Purchaser an irrevocable option (the "Top-Up Stock Option") to purchase that number of shares
                         -------------------
of Common Stock (the "Top-Up Option Shares") equal to the number of shares of
                      --------------------
Common Stock that, when added to the number of shares of Common Stock owned by the Purchaser and its affiliates immediately following consummation of the Offer, shall constitute 90% of the shares of Common Stock then outstanding on a fully diluted basis (assuming the issuance of the Top-Up Option Shares) at a purchase price per Top-Up Option Share equal to the Offer Price; provided,
                                                                 --------
however, that the Top-Up Stock Option shall not be
-------
exercisable if the number of shares of Common Stock subject thereto exceeds the number of authorized shares of Common Stock available for issuance. The Company agrees to provide Parent and the Purchaser with information regarding the number of shares of Common Stock available for issuance on an ongoing basis.

          SECTION 1.2.  Exercise of Top-Up Stock Option.  (a) Subject to the
                        -------------------------------
conditions set forth in Section 2.1 and any additional requirements of law, the Top-Up Stock Option may be exercised by the Purchaser, in whole, but not in part, at any one time after the occurrence of a Top-Up Exercise Event (as defined below) and prior to the Top-Up Termination Date (as defined below).

          (b)  A "Top-Up Exercise Event" shall occur for purposes of this
                  ---------------------
Agreement upon the Purchaser's acceptance for payment pursuant to the Offer of shares of Common Stock constituting more than 50% but less than 90% of the shares of Common Stock then outstanding on a fully diluted basis.

          (c) Except as provided in the last sentence of this Section 1.2.(c), the "Top-Up Termination Date" shall occur for purposes of this Agreement upon
     -----------------------
the earliest to occur of: (i) the Effective Time; (ii) the date which is ten
(10) business days after the occurrence of a Top-Exercise Event; (iii) the termination of the Merger Agreement; and (iv) the date on which the Purchaser waives the Minimum Condition and accepts for payment the Revised Minimum Number of Shares.

Notwithstanding the occurrence of the Top-Up Termination Date, the Purchaser shall be entitled to purchase the Top-Up Option Shares if it has exercised the Top-Up Option in accordance with the terms hereof prior to such occurrence, and the occurrence of the Top-Up Termination Date shall not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such date.

          (d) In the event the Purchaser wishes to exercise the Top-Up Stock Option, the Purchaser shall send to the Company a written notice (a "Top-Up
                                                                     ------
Exercise Notice," the date of which notice is referred to herein as the "Top-Up
---------------                                                          ------
Notice Date") specifying the denominations of the certificate or certificates
-----------
evidencing the Top-Up Option Shares which the Purchaser wishes to receive, the place for the closing of the purchase and sale pursuant to the Top-Up Option (the "Top-Up Closing") and a date not earlier than three (3) business days nor
      --------------
later than ten (10) business days from the Top-Up Notice Date for the Top-Up Closing (the "Top-Up Closing Date"); provided, however, that (i) if the Top-Up
              -------------------    --------  -------
Closing cannot be consummated by reason of any applicable laws or orders, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated, and (ii) without limiting the foregoing, if prior notification to or approval of any Governmental Entity is required in connection with such purchase, the Purchaser and the Company shall promptly file the required notice or application for approval and shall cooperate in the expeditious filing of such notice or application, and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (A) any required notification period has expired or been terminated, or
(B) any required approval has been obtained, and in either event, any requisite waiting period has expired or been terminated. The Company shall, within two
(2) business days after receipt of the Top-Up Exercise Notice, deliver written notice to the Purchaser specifying the number of Top-Up Option Shares and the aggregate purchase price therefor.

          SECTION 1.3.  Grant of Topping Fee Option.  (a)  The Company hereby
                        ---------------------------
grants to Parent an irrevocable option (the "Topping Fee Option") to purchase up
                                             ------------------
to a number of shares of Common Stock equal to the Topping Fee Option Number (as defined in Section 1.3(b)). The Topping Fee Option shall be exercisable in the manner set forth in Section 2.2 at a purchase price per share equal to the
Offer Price (the "Exercise Price").  The Topping Fee Option granted pursuant to
                  --------------
this Agreement shall expire on the earliest to occur of: (i) the Effective Time, and (ii) six (6) months after any termination of the Merger Agreement pursuant to Article VII thereof (the "Topping Fee Termination Date"); provided, however,
                             ----------------------------    --------  -------
that the Topping Fee Option shall not expire if the Topping Fee Exercise Notice (as defined below) has been given by Parent prior to the Topping Fee Termination Date.

          (b) For purposes of this Agreement, the "Topping Fee Option Number" shall initially be that number of authorized shares of the Company's Common Stock available for issuance, and shall be adjusted hereafter to reflect changes in the Company's capitalization occurring after the date hereof in accordance with Section 1.5.

          SECTION 1.4.  Exercise Of Topping Fee Option. At any time or from time
                        ------------------------------
to time prior to the Topping Fee Termination Date, Parent (or its designee) may exercise the Topping Fee Option, in whole or in part, if on or after the date hereof:

          (a) any corporation, partnership, individual, trust, unincorporated association, or other entity or "person" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than
                                                  ------------
Parent or any of its "affiliates" (as defined in the Exchange Act) (a "Third
                                                                       -----
Party"), shall have:
-----

               (i)  commenced a bona fide tender offer or exchange offer for any
                                ---- ----
     shares of Common Stock of the Company, the consummation of which would result in "beneficial ownership" (as defined under the Exchange Act) by such Third Party (together with all such Third Party's affiliates and "associates" (as such term is defined in the Exchange Act)) of 15% or more of the then outstanding voting equity of the Company (either on a primary or a fully diluted basis);

               (ii) acquired beneficial ownership of shares of Common Stock of the Company which, when aggregated with any shares of Company Stock already owned by such Third Party, its affiliates and associates, would result in the aggregate beneficial ownership by such Third Party its affiliates and associates of 15% or more of the then outstanding voting equity of the Company (either on a primary or a fully diluted basis), provided, however,
                                                             --------  -------
     that "Third Party" for purposes of this clause (ii) shall not include any corporation, partnership, person or other entity or group which beneficially owns more than

     15% of the outstanding voting equity of the Company (either on a primary or a fully diluted basis) as of the date hereof and that does not, after the date hereof, increase such ownership percentage by more than an additional 1% of the outstanding voting equity of the Company (either on a primary or a fully diluted basis);

               (iii) solicited "proxies" in a "solicitation" subject to the proxy rules under the Exchange Act or executed any written consent with respect to, or become a "participant" in, any "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act), in each case with respect to the Common Stock of the Company; or

          (b) any of the events described in Section 7.1(d)(ii) or (d)(iii) of the Merger Agreement that would allow Parent to terminate the Merger Agreement has occurred (but without the necessity of Parent having terminated the Merger Agreement).

          In the event that Parent wishes to exercise all or any part of the Topping Fee Option, Parent shall give written notice (the "Topping Fee Exercise
                                                           --------------------
Notice," with the date of the Topping Fee Exercise Notice being referred to
------
herein as the "Topping Fee Notice Date") to the Company, specifying the number
               -----------------------
of shares of Common Stock of the Company it will purchase and a place and date (not earlier than three (3) nor later than ten (10) business days from the Topping Fee Notice Date) for closing such purchase (a "Topping Fee Closing");
                                                       -------------------
provided, however, that (i) if the Topping Fee Closing cannot be consummated by
--------  -------
reason of any applicable laws or orders, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated, and (ii) without limiting the foregoing, if prior notification to or approval of any Governmental Entity is required in connection with such purchase, Parent and the Company shall promptly file the required notice or application for approval and shall cooperate in the expeditious filing of such notice or application, and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (A) any required notification period has expired or been terminated, or (B) any required approval has been obtained, and in either event, any requisite waiting period has expired or been terminated.

          SECTION 1.5.    Adjustments Upon Share Issuances, Changes in
                          --------------------------------------------
Capitalization, etc. (a)  In the event of any change in the Common Stock or in
--------------------
the number of outstanding shares of Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction or any other change in the corporate or capital structure of the Company (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property), the type and number of the shares to be issued by the Company upon exercise of the Topping Fee Option granted hereunder shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Parent shall receive upon exercise of such Option the number and class of shares or other securities or property that Parent would have received with respect to the Common Stock if such Option had been exercised immediately prior to such event or the record date therefor, as applicable, and such Common Stock had elected to the fullest extent it would have been permitted to elect, to receive such securities, cash or other property.

          (b) In the event that the Company shall enter into an agreement (i) to consolidate with or merge into any person, other than Parent or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Parent or one of its subsidiaries, to merge into the Company and the Company shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Company's Common Stock shall be changed into or exchanged for stock or other securities of the Company or any other person or cash or any other property, or the then outstanding shares of Company's Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the surviving corporation, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Parent or one of its subsidiaries, then, and in each such case, proper provision shall be made in the agreements governing such transaction so that Parent shall receive upon exercise of the Topping Fee Option granted hereunder the number and class of shares or other securities or property that Parent would have received with respect to the Common Stock if such Option had been exercised immediately prior to such transaction or the record date therefor, as applicable, and such Common Stock had elected to the fullest extent it would have been permitted to elect, to receive such securities, cash or other property.

          (c) The rights of Parent under this Section 1.5 shall be in addition to, and shall in no way limit, its rights against the Company for any breach of the Merger Agreement.

          (d) The provisions of this Agreement shall apply with appropriate adjustments to any securities for which the Topping Fee Option granted hereunder becomes exercisable pursuant to this Section 1.5.

                                  ARTICLE II

                                    CLOSING

          SECTION 2.1.  Conditions to Closing.  The obligation of the Company to
                        ---------------------
deliver any shares of Common Stock to Parent upon the exercise of the Top-Up Option or the Topping Fee Option, as applicable, is subject to the following conditions:

          (a) All waiting periods, if any, under the HSR Act applicable to the issuance of Common Stock pursuant to the Top-Up Option or the Topping Fee Option hereunder shall have expired or have been terminated; and

          (b) There shall be no preliminary or permanent injunction or other final, non-appealable judgment by a court of competent jurisdiction preventing or prohibiting the exercise of the Top-Up Option or the Topping Fee Option, as applicable, or the delivery of the shares of Common Stock in respect of any such exercise.

          SECTION 2.2.  Closing.  (a)  At any Top-Up Closing or Topping Fee
                        -------
Closing, (i) the Company shall deliver to the Purchaser or Parent, as applicable, a certificate or certificates evidencing the applicable number of shares of Common Stock being purchased in proper form for transfer upon exercise of the Top-Up Option or the Topping Fee Option, as applicable, in the denominations designated by the Purchaser or Parent in the Top-Up Exercise Notice or the Topping Fee Exercise Notice, in each case as applicable, and, if the Topping Fee Option has been exercised in part, a new Topping Fee Option evidencing the rights of Parent to purchase the balance of the shares of Common Stock subject thereto, and (ii) the Purchaser or Parent shall purchase the shares of Common Stock from the Company at the Offer Price or the Exercise Price, as applicable. Payment by the Purchaser of the Offer Price or Parent of the Exercise Price may be made, at the option of the Purchaser or Parent, by delivery of (i) cash by wire transfer, or (ii) a promissory note, (adequately secured by collateral other than the Shares acquired), in form and substance reasonably satisfactory to the Company and in a principal face amount equal to the aggregate amount of the applicable purchase price, which promissory note shall bear interest at a rate equal to 6% per annum (or such level of interest rate that is adequate to prevent imputed income under applicable regulations) and shall be payable in full with accrued interest upon the earlier to occur of
(i) five (5) business days after the applicable Closing hereunder, and (ii) two
(2) business days following written demand given by the Company to the Purchaser or Parent at any time following the Effective Time.

          (b) The Company shall pay all expenses, and any and all federal, state and local taxes and other charges, that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2.2.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Parent (except as otherwise may be prohibited, restricted or limited by law or any rule or regulation of a regulatory entity) as follows:

          SECTION 3.1.  Organization; Authority Relative to this Agreement.  The
                        --------------------------------------------------
Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery by Parent, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and by general equitable principles.

          SECTION 3.2.  Authority to Issue Shares.  The Company has taken all
                        -------------------------
necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the Top-Up Termination Date and the Topping Fee Termination Date shall have reserved, the shares of Common Stock issuable pursuant to this Agreement. All of the shares of Common Stock issuable pursuant to this Agreement, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will be delivered free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Purchaser's or Parent's, as applicable, voting rights, charges, adverse rights and other encumbrances of any nature whatsoever (other than this Agreement) and will not be subject to any preemptive rights.

          SECTION 3.3.  No Conflict; Required Filings and Consents.  (a)  The
                        ------------------------------------------
execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the articles of incorporation or bylaws of the Company, (ii) assuming that all consents and filings described in Section 3.3(b) have been obtained or made, conflict with or violate any law applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any violation pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties may be bound or affected.

          (b) No consent of, or filing with, any Governmental Entity is required by the Company in connection with the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby, except for
(i) compliance with the HSR Act, and (ii) consents or filings the failure of which to be obtained or made would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated hereby or the performance by the Company of any of its obligations hereunder.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PARENT

          Parent hereby represents and warrants to the Company as follows:

          SECTION 4.1.  Organization; Authority Relative to this Agreement.
                        --------------------------------------------------
Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Parent has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due and valid authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and by general equitable principles.

          SECTION 4.2.  No Conflict; Required Filings and Consents.  (a)  The
                        ------------------------------------------
execution and delivery of this Agreement by Parent do not, and the performance by Parent of its obligations hereunder and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the articles of incorporation or bylaws or equivalent organizational documents of Parent, (ii) assuming that all consents and filings described in Section 4.2(b) have been obtained or made, conflict with or violate any law applicable to Parent or by which any property or asset of Parent is bound or affected or (iii) result in any violation pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent or any of its properties may be bound or affected.

          (b) No consent of, or filing with, any Governmental Entity is required by Parent in connection with the execution and delivery of this Agreement, the performance by Parent of any of its obligations hereunder or the consummation by Parent of the transactions contemplated hereby, except for (i) compliance with the HSR Act, and (ii) consents or filings the failure of which to be obtained or made would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated hereby or the performance by Parent of any of its obligations hereunder.

          SECTION 4.3.  Investment Intent.  The purchase of shares of Common
                        -----------------
Stock pursuant to this Agreement is for the account of the Purchaser or Parent, as applicable, for the purpose of investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations
                              --------------
promulgated thereunder.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

          SECTION 5.1.  Registration Rights; Listing of Shares.  Upon the
                        --------------------------------------
written request of Parent, the Company agrees to effect up to two registrations under the Securities Act and any applicable state securities laws covering any part or all of the Topping Fee Option (provided that only shares of Common Stock will be distributed to the public) and any part or all of the shares of Common Stock purchased pursuant to the Topping Fee Option, which registration shall be continued in effect for 90 days, unless, in the written opinion of counsel to the Company, addressed to Parent and reasonably satisfactory in form and substance to counsel for Parent, such registration is not required for the sale and distribution of such shares of Common Stock in the manner contemplated by Parent. The registration effected under this paragraph shall be effected at the Company's expense except for any underwriting commissions. If shares of Common Stock are offered in a firm commitment underwriting, the Company will provide reasonable and customary indemnification to the underwriters. In the event of any demand for registration pursuant to this paragraph, the Company may delay the filing of the registration statement for a period of up to 90 days if, in the good faith judgment of the Board of Directors of the Company, such delay is necessary in order to avoid interference with a planned material transaction involving the Company. In the event the Company effects a registration of its Common Stock for its own account or for any other shareholder of the Company (other than on Form S-4 or Form S-8, or any successor or similar form), it shall allow Parent to participate in such registration; provided, however, that if the managing underwriters in such
              --------  -------
offering advise the Company in writing that in their opinion the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include the securities requested to be included therein pro rata among the holders
                                            --- ----
requesting to be included.

          SECTION 5.2.  Restrictive Legends.  Certificates evidencing the
                        -------------------
shares of Common Stock to be delivered hereunder may include legends legally required including the legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF JANUARY 11, 1999, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

It is understood and agreed that (i) the reference to the resale restrictions of the Securities Act and state securities or blue sky laws in the foregoing legend shall be removed by delivery of substitute certificate(s) without such reference if the Company or Parent, as the case may be, shall have delivered to the other party a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance reasonably satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act or such laws; (ii) the reference to the provisions of this Agreement in the foregoing legend shall be removed by delivery of substitute certificate(s) without such reference if the shares of Common Stock have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 5.1 shall not be required to bear the legend set forth in this Section 5.2.

          SECTION 5.3.  Certain Repurchases.  (a)  Upon written notice to the
                        -------------------
Company by Parent (the "Repurchase Notice") at any time prior to the Topping Fee
                        -----------------
Termination Date (the "Repurchase Period"), the Company and its successors in
                       -----------------
interest shall repurchase from Parent all or any portion of (i) the Topping Fee Option, as specified by Parent, at the Option Repurchase Price set forth in
Section 5.3(b)(i), or (ii) the shares of the Company's Common Stock purchased by Parent pursuant to the Topping Fee Option, as specified by Parent, at the Share Repurchase Price set forth in Section 5.3(b)(iii).

          (b) For purposes of this Section 5.3, the following definitions shall apply: (i) "Option Repurchase Price" shall mean (A) the difference between the
            -----------------------
Option Repurchase Market/Offer Price (as defined below) for shares of the Company's Common Stock as of the date of the applicable Repurchase Notice and the Exercise Price, multiplied by (B) the number of shares of the Company's Common Stock purchasable pursuant to the Topping Fee Option or the portion thereof covered by the applicable Repurchase Notice, but only if the Option Repurchase Market/Offer Price is greater than the Exercise Price; (ii) "Option
                                                                        ------
Repurchase Market/Offer Price" shall mean, as of any date, the higher of (A) the
-----------------------------
highest price per share offered as of such date pursuant to any tender or exchange offer or other offer with respect to a business combination offer involving the Company or any of its material subsidiaries as the target party which was made prior to such date and not terminated or withdrawn as of such date, and (B) the Fair Market Value (as defined below) of the Company's Common Stock as of such date; (iii) "Share Repurchase Price" shall mean the product of
                               ----------------------
(A) the sum of (1) the Exercise Price paid by Parent per share of the Company's Common Stock acquired pursuant to the Topping Fee Option, and (2) if the Share Repurchase Market/Offer Price (as defined below) is greater than the Exercise Price, the difference between the Share Repurchase Market/Offer Price and the Exercise Price, and (B) the number of shares of the Company's Common Stock to be repurchased pursuant to this Section 5.3; (iv) "Share Repurchase Market/Offer
                                                -----------------------------
Price" shall mean, as of any date, the higher of (A) the highest price per share
-----
offered pursuant to a tender or exchange offer or other business combination offer involving the Company as the target party during the Repurchase Period prior to the delivery by Parent of a Repurchase Notice, and (B) the Fair Market Value (as defined below) of the Company's Common Stock as of such date; (v) "Fair Market Value" shall mean, with respect to any security, the per share
------------------
average of the last sale prices on The Nasdaq National Market (or such other national stock exchange or national market system as shall then be the primary trading market for such security) for the ten (10) trading days immediately preceding the applicable date.

          (c) In the event that Parent exercises its rights under this Section 5.3, the Company shall, within ten (10) business days thereafter, pay the required amount to Parent in immediately available funds, and Parent shall surrender to the Company the Topping Fee Option or any certificate or certificates evidencing the shares of the Company's Common Stock purchased by Parent pursuant thereto, and Parent shall warrant that it has sole beneficial ownership of the Topping Fee Option or such shares and that the Topping Fee Option or such shares are then free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever.

          SECTION 5.4.  Best Efforts.  Subject to the terms and conditions of
                        ------------
this Agreement, the Parent and the Company shall each use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any governmental or regulatory authority in connection with this Agreement or the transactions contemplated hereby.

          SECTION 5.5.  Further Assurances.  The Company shall perform such
                        ------------------
further acts and execute such further documents and instruments as may reasonably be required to vest in the Purchaser and Parent the power to carry out the provisions of this Agreement. If the Purchaser or Parent shall exercise any applicable Option granted hereunder, or any portion thereof, in accordance with the terms of this Agreement, the Company shall, without additional consideration, execute and deliver all such further documents and instruments and take all such further action as the Purchaser or Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

          SECTION 5.6.  Survival.  All of the representations, warranties and
                        --------
covenants contained herein shall survive a Closing hereunder and shall be deemed to have been made as of the date hereof and as of the date of each Closing.

                                  ARTICLE VI

                                 MISCELLANEOUS

          SECTION 6.1.  Amendment.  This Agreement may not be amended except by
                        ---------
an instrument in writing signed by the parties hereto.

          SECTION 6.2.  Waiver.  Any party hereto may (a) extend the time for or
                        ------
waive compliance with the performance of any obligation or other act of any other party hereto or (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

          SECTION 6.3.  Fees and Expenses.  Subject to Section 2.2(b) and except
                        -----------------
as provided in Section 9.1 of the Merger Agreement, all costs, fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses; provided, that if any legal action is instituted to enforce or
               --------
interpret the terms of this Agreement, the prevailing party in such action shall be entitled, in addition to any other relief to which the party is entitled, to reimbursement of its actual attorneys fees.

          SECTION 6.4.  Notices.  All notices, requests, claims, demands and
                        -------
other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by telecopy or by overnight courier (providing proof of delivery) to the respective parties at their addresses as specified in
Section 9.4 of the Merger Agreement.

          SECTION 6.5.  Severability.  If any term or other provision of this
                        ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable law in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

          SECTION 6.6.  Assignment; Binding Effect; Benefit.  Neither this
                        -----------------------------------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties, except that Parent or the Purchaser may assign, in its discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect subsidiary of Parent (or, in the case of the Purchaser, to Parent), but no such assignment shall relieve Parent or the Purchaser of any of its respective obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          SECTION 6.7.  Governing Law.  This Agreement shall be governed by and
                        -------------
construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of laws thereof.

          SECTION 6.8.  Headings.  The descriptive headings contained in this
                        --------
Agreement are included for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 6.9.  Counterparts.  This Agreement may be executed and
                        ------------
delivered (including by facsimile transmission) in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          SECTION 6.10.  Entire Agreement.  This Agreement constitutes the
                         ----------------
entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

          SECTION 6.11.  Specific Performance.  Each of the parties hereto
                         --------------------
acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto
(i) will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and (ii) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement.

          SECTION 6.12   Third-party beneficiary.  On its formation, the
                         -----------------------
Purchaser shall be an intended third-party beneficiary of the provisions of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first written above.

                                       COMPAQ COMPUTER CORPORATION


                                       By: /s/ Earl L. Mason
                                           ________________________________
                                           Name: Earl L. Mason
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

                                       SHOPPING.COM


                                       By: /s/ Frank W. Denny
                                           ________________________________
                                           Name: Frank W. Denny
                                           Title: President and Chief
                                                  Executive Officer